                                 BYLAWS OF

                SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

                         (As Amended June 29, 1993)

                                ARTICLE I
                            NAME AND LOCATION

     Section 1. The name of this corporation shall be Southern Farm Bureau Life Insurance Company.

     Section 2. The principal office shall be in the City of Jackson, County of Hinds, State of Mississippi.

     Section 3. Other offices for the transaction of business shall be located at such places as the Board of Directors shall from time to time determine.

                               ARTICLE II
                         STOCKHOLDERS MEETINGS

     Section 1. Regular annual meetings of the stockholders shall be held each year during the month of February on the date and at the place fixed by the stockholders or by the Directors.

     Section 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or in the event of death or disability of the President, by the First Vice-President, by the Board of Directors, or by stockholders holding fifty percent (50%) or more of the stock of the company.

     Section 3. NOTICE OF MEETINGS. Written notice of all annual meetings of stockholders shall be given by the Secretary to each stockholder by mailing same to his last known address at least ten (10) days before such meeting. Written notice of all special meetings of stockholders shall be given by the Secretary to each stockholder by mailing same to his last known address at least ten(10) days before such meeting. Notice of all meetings shall state the place, date, and time of such meetings.

     All notices of special meetings shall state the purpose or purposes of such meetings and the business to be considered.

     Special meetings of the stockholders may be held at any place within or without the State of Mississippi when called by the President or in the event of death or disability of the President, by the First Vice-President and it shall be the duty of the Secretary to call a special meeting whenever so requested by stockholders holding fifty percent(50%) or more of the issued and outstanding stock of the corporation.

     Section 4. QUORUM. A majority of the amount of stock issued and outstanding represented by the holders in person or by proxy shall constitute a quorum for the transaction of business, but a smaller number may adjourn sine die, or from day to day.

     Section 5. PROXIES. Any stockholder of record may, in writing, authorize any person to vote in his behalf in all stockholders' meetings but written proxies therefor must be filed with the Secretary of the company before the convening of the stockholders' meeting, at which time the same are to be used.

     Section 6. POWER OF STOCKHOLDERS. In addition to the usual rights and powers of stockholders as provided in the charter of incorporation and by law, the approval of the holders of seventy-five percent(75%) of all issued and outstanding stock of the corporation shall be required to authorize the payment of dividends upon the capital stock of the corporation or participating dividends to policyholders.

                               ARTICLE III
                            BOARD OF DIRECTORS

    Section 1. POWERS-NUMBER. The corporate powers, business and property of the Company shall be exercised, conducted, and controlled by the Board of Directors, consisting of not more than thirty (30) members (the exact number to be determined by the stockholders at the time of the election of the Board of Directors each year), who shall not be required to be stockholders as a qualification for holding the office of Director; subject, however, to the powers of stockholders as set forth in Section 6 of Article II and as provided in the Charter of Incorporation with respect to the declaration of dividends upon the capital stock of the corporation or participating dividends to policyholders. The Board of Directors shall consist of two (2) members from each stockholder state, one of whom shall be the President of the State Farm Bureau Federation, and the second shall be nominated by the State Farm Bureau President representing each State Farm Bureau Investment Corporation or State Farm Bureau Holding Corporation owning stock in the Company, provided however, the second Board member may not be a salaried staff employee of any Farm Bureau entity.

     Section 2. TERM. The stockholders each year at their annual meeting shall elect directors for the term of one year or until their successors are elected and qualified.

     Section 3. VOTING. In all elections for Directors every stockholder shall have the right to vote in person or by proxy the number of shares of stock owned by him for as many persons as there are Directors to be elected.

     Section 4. VACANCIES. Any vacancy occurring in the Board of Directors shall be filled by election at an annual or special meeting of the stockholders or by the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 5. MEETING. The first regular meeting of each newly elected Board of Directors shall be held for the election of officers and the transaction of any and all other business of the company with reasonable dispatch after adjournment of the stockholders' meeting at which they were elected; such meeting to be held at the place of the holding of the annual meeting of the stockholders or at the principal office of the corporation.
No notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present. One other regular meeting of the Board shall be held on such date as may be fixed by the President, First Vice-President or the Executive Committee each year upon giving at least three (3) days' notice to each Director in the manner prescribed for notice of special meetings of Directors.

     Special Meetings of the Directors may be called by the President on at least three (3) days' notice to each Director, delivered to him personally or mailed, telecopied or telegraphed to him, or left for him at his residence or usual place of business and special meetings of the Directors shall be called by the Secretary in like manner on written request of seven (7) Directors.

     The Directors may hold meetings and transact business without notice at any time or place when all are present or consent thereto in writing and attendance in any regular or special meeting shall constitute waiver of notice.

     Section 6. RECORDS OF COMMITTEES. The previous actions of all committees shall be reported at each regular meeting of the Directors and at special meetings when required by the Directors and the records thereof shall by reference be made a part of the proceedings of the Directors.

                                  ARTICLE IV
                                   OFFICERS

     Section 1. ELECTION. The Board of directors shall annually elect out of their number a President and a First Vice-President. The Board of Directors may also elect or appoint either from their own number or otherwise, an Executive Vice-President, one or more Senior Vice-Presidents, one or more additional Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a General Counsel, a Medical Director, an Actuary, and such other officers as the Board may determine that the interests of the company require. The Board of Directors shall have power to prescribe additional powers and duties for the officers and employees herein provided for and to change such duties whenever the Board may deem it necessary or advisable.

     The President, First Vice-President, Executive Vice-President, Senior Vice-Presidents, Vice-Presidents, Secretary, Treasurer, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, General Counsel, Medical Director, Actuary, and other officers shall each serve for the term fixed by the Board of Directors and until their successors shall have been elected or appointed and have qualified. The offices of Secretary and Treasurer may be held by one person under the title "Secretary-Treasurer" or such other designation as the Board of Directors may prescribe.

     Section 2. COMPENSATION. Officers of the company shall serve upon a full time or part time basis, as the Board of Directors may determine and shall receive such salary or compensation as the Board of Directors may determine.


                                 ARTICLE V
                            STANDING COMMITTEES


     Section 1. EXECUTIVE COMMITTEE - APPOINTMENT - POWERS. There shall be an Executive Committee of the Company consisting of the Presidents of each State Farm Bureau owning stock in the Company. The Board of Directors may also designate one or more alternate members of the Executive Committee from such states to serve in the absence of the regular members. There shall be no additional member on the Executive Committee from the state in which the President of the company is a member.

     Subject to the supervision and control of the Board of Directors, the Executive

Committee shall have and may exercise all of the authority of the Board of Directors between meetings of the Board of Directors, except such authority as may be prohibited by law. A majority of the members of the committee attending a meeting shall constitute a quorum.

     The Executive Committee shall hold meetings as often as the best interests of the company shall require and it shall be the duty of the President to call meetings accordingly; provided, the President shall call a meeting at any time when requested so to do by a majority of the members of the Committee; and should he fail or refuse to call such meeting upon such request, then a majority of the members of the Committee shall have power to call such a meeting. Notice of any such meeting shall be given to each member of the Committee at least (3) days in advance of the meeting by delivering the same to him personally, or mailing, telecopying or telegraphing the same to him at his residence or usual business address. Meetings of the Committee may be held at any time and at any place without notice if consented to in writing, by telecopy, or by telegram, by all members of the Committee.

     Section 2. INVESTMENT COMMITTEE - APPOINTMENT - POWERS. The Board of Directors may set up an Investment Committee charged with the duty of supervising loans and investments and such committee when so constituted shall organize and operate in accordance with the next succeeding paragraph of this Article.

     The Investment Committee shall organize with a Chairman and a Secretary from among its members. The President shall be ex-officio chairman of the Investment Committee. It shall be the duty of the Investment Committee and it shall have the power, subject to such limitations as the Board of Directors may provide, to direct the mode, manner and time of making and calling in investments and the sale and transfer of investments and reinvestments of the proceeds thereof; to examine all funds and securities as often as they may deem necessary or when required by the Board; to report to each stated meeting, and as often as requested by the Board, the condition of the funds, securities and investments of the company; and by special vote from time to time and whenever necessary, to authorize the sale and transfer of stocks, bonds, and other securities, both real and personal, in which funds of the company are invested, and to authorize the execution of all instruments, contracts, deeds and conveyances of the company requiring the signature in the corporate name, excepting policies of life insurance. The Secretary of the Investment Committee shall keep a complete record of the proceedings thereof.

     The Board of Directors shall have power, however, to modify, add to, take from, or otherwise change the duties and functions of such committee as it may from time to time see fit.

                                    ARTICLE VI
                               DUTIES OF OFFICERS
                             APPOINTMENTS AND DUTIES

     Section 1. CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT. The President shall be the Chairman of the Board of Directors and shall preside at all meetings of the Board of Directors and all meetings of the stockholders and shall be ex-officio chairman of all standing committees. The Chairman of the Board and President shall have power to call meetings of the Board of Directors, stockholders, or Executive Committee, as he may deem expedient and proper and he shall report from time to time to the Board of Directors and shall prepare a report for the annual meeting of the stockholders which shall be submitted to the Board of Directors before submission to the stockholders.

     Section 2. FIRST VICE-PRESIDENT. The First Vice-President shall act in the place and discharge all the duties of the President in his absence or disability.

     Section 3. EXECUTIVE VICE PRESIDENT. The Executive Vice-President shall be the Chief Executive Officer of the Company. Subject to the direction of the President and the control of the Board of Directors, the Executive Vice-President shall have general supervision over the business and subordinate officers and agents and employees of the Company. The Executive Vice-President shall make reports to the President, the Board of Directors and the stockholders and generally perform all duties incident to the office of the Executive Vice-President.

     Section 4. SENIOR VICE-PRESIDENTS AND VICE-PRESIDENTS. Each Senior Vice-President and Vice-President shall have the duties and authority and shall perform the functions consonant with their department(s) and area of responsibility specified by the Board of Directors.

     Section 5. SECRETARY. The Secretary shall keep full minutes of all meetings of the stockholders and directors, he shall attend all sessions of the Board, shall act as clerk thereof and record all votes and minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders of the company and of the Board of Directors, shall authenticate the records of the Corporation when necessay, and shall perfom such other duties of the office as may be prescribed by the Board of Directors, President, or Executive Vice-President under whose supervision he shall be.

     Section 6. TREASURER. The Treasurer shall have charge of all monies and securities and all obligations to the credit of the company; shall deposit all monies, checks and other obligations to the credit of the company in such depository or depositories as may be designated by the Board of Directors; shall disburse the funds of the company as ordered by the Board of Directors, taking proper vouchers for such disbursements; shall keep full and accurate accounts of the receipts and disbursements of the company and shall render a statement of his accounts and transactions whenever required by the Board of Directors; and generally shall perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give, and the Board of Directors shall require, bond for the faithful discharge of his duties, in such sum and with such surety or sureties as shall be determined by the Board.

     Section 7. ASSISTANT TREASURER. The board of Directors may appoint one of more Assistant Treasurers, which officer shall have such powers and shall perform such duties as may be assigned to him by the Treasurer with the approval of the Board of Directors.

     Section 8. GENERAL COUNSEL. The General Counsel, subject to the supervision of the Board of Directors, shall have control of all matters of legal import concerning the company.

     Section 9. MEDICAL DIRECTOR. The Medical Director, subject to the supervision of the Board of Directors, shall have charge of the Medical Department of the Company and shall appoint all Medical Examiners. The Medical Department shall perform the medical underwriting for the Company and all applications for insurance requiring medical underwriting shall be approved by the Medical Director, or an Assistant designated by him.

     Section 10. ACTUARY. The Actuary shall, under the supervision of the Directors, annually value all of the policies of the company, make up the annual statement, and perform such other duties as may be required of him by the Board of Directors or other executive officers of this company.

                                   ARTICLE VII

     Section 1. BONDS. The officers and agents of the company, or such of them as may be required by the Directors, shall give bond for the faithful performance of thier duties and for the payment of all monies and delivery of all property of the company received by them, in such amounts, in such form and with such surety as the Directors may prescribe.

     Section 2. After each annual election of officers, if required by the Board of Directors, Their bonds shall be submitted anew for the approval of the Directors. Adequate bonds shall be maintained in accordance with instrustions of the Board of Directors.

                              ARTICLE VIII
              DELEGATION OF DUTIES OF OFFICERS OR DIRECTORS

     Section 1. In the absence or disability of any officer or agent of the company, or for any reason satisfactory to them, the Board of Directors may for the time being delegate his power or duties to any other officer or to any Director.

                               ARTICLE IX
                        SPECIAL OPERATING POLICY

     Section 1. EMPLOYMENT OF MEMBERS OF FAMILIES. No member of the immediate family of an officer or Director of the corporation shall be eligible for employment or be employed by the corporation. "Member of the immediate family" shall mean and include the spouse and the children, sisters, brothers, and parents of the officer or Director whether the relationship is of the whole or half blood, foster, or arises by marriage and also shall mean and include any blood, marital or foster relative residing in the same household with such officer or Director.

                               ARTICLE X
                          STOCK CERTIFICATES

     Section 1. CERTIFICATES ISSUED. Cerificates of stock shall be issued to the holers of paid-up stock in this company. It shall be signed by the President and countersigned by the Secretary.

     Section 2. TRANSFER. Stock shall be transferred by endorsement of the cerificate by the owner thereof on the books of the company, and upon the surrender of the same for cancellation. Such stock shall be transferred on the books of the company in the presence of the President or Secretary, and a new cerificate shall be issued to the transferee.

                              ARTICLE XI
                         SIGNATORY AUTHORITY

     Section 1. The Board of Directors shall by resolution entered on its minutes determine and fix the authority and duties of officers and employees with respect to the signing on behalf of the company of all checks, drafts, deeds, leases, contracts, assignments, and other instruments, documents and papers of every kind and character whatsoever.

                              ARTICLE XII
               INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. The company shall indemnify to the maximum extent allowed by Mississippi law, any director or officer thereof, who is made a party to any suit or proceeding because he is or was a director or officer, provided that the director or officer has met the standard of conduct set out in Mississippi Code of 1972 Annotated SECTION 79-4-8.51(a-d),and indemnification is not otherwise provided for by any insurance coverage available to such director or officer. Any question as to whether a director or officer has met the applicable standard of conduct will be determined by an independent special legal counsel selected by the Board of Directors.

                               ARICLE XIII
                                AMENDMENTS

     Section 1. These by-laws and regulations may be amended at any regular or special meeting of the stockholders by the affirmative vote of seventy-five percent (75%) of all the issued and outstanding stock of the corporation.